Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the registration statement on Form S-1 of our report dated March 31, 2021, relating to the financial statements of The Glimpse Group, Inc. as of June 30, 2020 and 2019, and for the years then ended appearing in the prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Hoberman & Lesser CPA’s, LLP

June 7, 2021

New York, New York